Exhibit 23.3

                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement of Apollo Gold Corporation on Form S-8 of our report dated August 16, 2002, on Apollo Gold, Inc and Subsidiaries, appearing on page F-54 of the Registration Statement on Form S-1, dated October 6, 2003 and filed with the Securities and Exchange Commission on October 6, 2003.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  LeMaster & Daniels PLLC

Spokane, Washington
March 23, 2004


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